UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2011

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on December 2, 2011, the Board of Directors, referred to as the Board, of Reynolds American Inc., referred to as RAI, elected Richard E. Thornburgh to serve on RAI’s Board as a Class II Director and appointed him to serve on the Board’s Audit and Finance Committee. The Class II Directors of RAI have a term of service ending on the date of RAI’s 2012 annual meeting of shareholders. After the December 2, 2011 election of Mr. Thornburgh, RAI’s Board is comprised of 13 Directors. A copy of the press release announcing Mr. Thornburgh’s election to the Board and appointment to the Board’s Audit and Finance Committee is attached to this Report as Exhibit 99.1.

Mr. Thornburgh is eligible to participate in the non-employee director compensation arrangements described in the Reynolds American Inc. Outside Directors’ Compensation Summary, which summary was filed as Exhibit 10.28 to RAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and which is incorporated herein by reference. Mr. Thornburgh has entered into an indemnification agreement with RAI, the same indemnification agreement which RAI offers to all of its executive officers and directors. Such indemnification agreement was filed as Exhibit 10.1 to RAI’s Form 8-K dated February 1, 2005 and is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following is furnished as an Exhibit to this Report.

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated December 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: December 2, 2011

INDEX TO EXHIBITS

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated December 2, 2011.